UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14c-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary proxy statement

☐	Confidential, For use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

SMITH MICRO SOFTWARE, INC.

(Name of Registrant as Specified In Its Charter)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be held on August 15, 2016

To the Stockholders of Smith Micro Software, Inc.:

A Special Meeting of Stockholders (“Special Meeting”) of Smith Micro Software, Inc., a Delaware corporation (the “Company” or “Smith Micro”), will be held at our offices located at 51 Columbia, Aliso Viejo, California 92656, on August 15, 2016, at 10:00 a.m., Pacific Time. At the Special Meeting, stockholders will be asked to approve an amendment to the Company’s Certificate of Incorporation to effect a reverse split of our Common Stock at a ratio of one (1) share for every three (3) shares issued and outstanding.

The meeting may be adjourned from time to time by the chairman of the meeting or the holders of a majority of the voting power of the issued and outstanding stock present in person or represented by proxy. At any reconvened meeting, action with respect to the matters specified in this notice may be taken without further notice to stockholders, unless required by applicable law or the Bylaws of the Company.

Stockholders of record of shares of our Common Stock at the close of business on June 30, 2016 are entitled to notice of, and to vote at, the Special Meeting. A list of such stockholders will be available at the meeting and at the Company’s offices, 51 Columbia, Aliso Viejo, California 92656, for the ten days prior to the meeting.

All stockholders are cordially invited to attend the meeting in person. Your vote is very important. Therefore, whether or not you expect to attend the meeting, please vote as described in the Proxy Statement. Voting in any of the ways described will not prevent you from attending the Special Meeting.

By Order of the Board of Directors,

Steven M. Yasbek

Corporate Secretary

Aliso Viejo, California

July 15, 2016

Please sign, date and promptly return the enclosed proxy card in the envelope provided, or grant a proxy and give voting instructions by telephone or via the internet, so that you may be represented at the meeting. Instructions are on your proxy card or on the voting instruction card provided by your broker.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be Held on August 15, 2016:

This Proxy Statement is available free of charge at https://www.proxyvote.com.

SMITH MICRO SOFTWARE, INC.

51 Columbia

Aliso Viejo, California 92656

(949) 362-5800

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

SOLICITATION AND REVOCABILITY OF PROXIES

The enclosed proxy is solicited by the Board of Directors of Smith Micro Software, Inc. for use at the Special Meeting of Stockholders (“Special Meeting”) to be held at our offices located at 51 Columbia, Aliso Viejo, California 92656, on August 15, 2016, at 10:00 a.m. Pacific Time, or at any adjournment thereof. In this Proxy Statement, unless the context requires otherwise, when we refer to “we,” “us,” “our,” “Smith Micro” or the “Company,” we are describing Smith Micro Software, Inc., a Delaware corporation, and when we refer to the “Board,” we are describing the Company’s Board of Directors. We refer to holders of Common Stock as of the record date as “stockholders.” Proxies are solicited to give all stockholders an opportunity to vote on matters properly presented at the Special Meeting.

This Proxy Statement is first being mailed to stockholders on or about July 15, 2016.

ABOUT THE SPECIAL MEETING

What is the purpose of the meeting?

At the Special Meeting, stockholders will be asked to act upon the matter outlined in the accompanying Notice of Special Meeting of Stockholders. We will hold the special meeting to approve an amendment to the Company’s Certificate of Incorporation to effect a reverse split of our Common Stock at a ratio of one (1) share for every three (3) shares issued and outstanding.

Our Common Stock is listed on The Nasdaq Stock Market (“NASDAQ”). In order for our Common Stock to continue trading on NASDAQ, the Company must comply with various listing standards, including that our Common Stock maintain a minimum bid price of $1.00 during a consecutive 30 trading-day period (the “Bid Price Rule”). On September 10, 2015, the Company received a letter from NASDAQ notifying it of its failure to comply with the Bid Price Rule. The letter stated that the Company had until March 8, 2016 to demonstrate compliance by maintaining a minimum closing bid price of at least $1.00 for a minimum of 10 consecutive trading days. On March 9, 2016, the Company received a deficiency notice from NASDAQ indicating that the Company had failed to comply with the Bid Price Rule, and the Company’s Common Stock continues to trade below $1.00 as of June 30, 2016.

The Company has until September 6, 2016 to regain compliance with the listing requirement, subject to compliance with other continued listing requirements, after which the NASDAQ will commence suspension of trading and delisting procedures, which could have a material adverse effect on the liquidity and marketability of our Common Stock. The Board of Directors has approved a proposed amendment to the Certificate of Incorporation, and recommends that stockholders approve such amendment, for the purpose of increasing the price of our Common Stock in order to regain compliance with the NASDAQ listing requirement.

Who is entitled to vote at the meeting?

Only stockholders of record as of 5:00 p.m., Pacific Time, on June 30, 2016 are entitled to receive notice of, and to vote at, the Special Meeting. On June 30, 2016, there were 46,968,000 shares of our Common Stock issued, outstanding and entitled to vote at the meeting. Each outstanding share of Common Stock is entitled to one vote, except certain unvested shares of restricted stock issued to our directors and employees, which do not have voting rights.

How do I vote my shares?

The process for voting your shares depends on how your shares are held. Generally, you may hold shares in your name as a “record holder” or in “street name” through a nominee, such as a broker or bank. You can vote either in person at the Special Meeting or by proxy whether or not you attend the Special Meeting. To vote by proxy, you may vote using one of the following methods:

•	By Telephone. You may transmit your proxy voting instructions by calling the telephone number specified on the enclosed proxy card. You will need to have the proxy card in hand when you call. If you choose to vote by telephone, you do not have to return the proxy card.

•	Via the Internet. You may transmit your proxy voting instructions via the Internet by accessing the website specified on the enclosed proxy card. You will need to have the proxy card in hand when you access the website. If you choose to vote via the Internet, you do not have to return the proxy card.

•	By Mail. You may vote by proxy by completing, signing and dating the enclosed proxy card and returning it in the enclosed prepaid envelope.

Please note that telephone and internet voting for stockholders of record will close at 11:59 p.m., Eastern Time, on August 14, 2016 and mailed proxy cards must be received by August 14, 2016 in order to be counted at the Special Meeting.

If you plan to attend the Special Meeting and wish to vote in person, you will be given a ballot at the meeting. Please note that you may vote by proxy prior to August 15, 2016 and still attend the Special Meeting. Even if you currently plan to attend the Special Meeting in person, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

If your shares are held in the name of a broker, bank or other nominee (as is the case when you hold shares in a brokerage account), you should receive separate instructions from the record holder of your shares describing how to vote. If your shares are held in the name of a broker, bank or other nominee and you want to vote in person, you will need to obtain and bring with you to the Special Meeting a legal proxy from the record holder of your shares as of the close of business on June 30, 2016 indicating that you were a beneficial owner of shares as of the close of business on such date and further indicating the number of shares that you beneficially owned at that time.

What is a quorum?

A quorum is the presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares of our Common Stock as of the record date. There must be a quorum for the meeting to be held. If you submit a valid proxy card, vote by phone, or attend the meeting and vote in person, your shares will be counted as present to determine whether there is a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum.

What are broker non-votes?

A broker non-vote occurs when the broker is unable to vote on a proposal because the proposal is not routine and the beneficial owner has not provided any voting instructions to the broker on that matter. Rules of the New York Stock Exchange (“NYSE”) determine whether proposals are routine or not routine. If a proposal is routine, a broker holding shares for an owner in street name may vote for the proposal without voting instructions. If a proposal is not routine, the broker may vote on the proposal only if the owner has provided voting instructions. If a broker does not receive voting instructions for a non-routine proposal, the broker will return a proxy card without a vote on that proposal, which is usually referred to as a “broker non-vote.” Because the proposed amendment to the Certificate of Incorporation is a routine item under applicable NYSE rules, brokers are entitled to vote your shares without your instruction on this proposal.

Can I revoke my proxy?

Yes, you can revoke your proxy if you are a record holder by: (a) filing written notice of revocation with our Corporate Secretary prior to the Special Meeting; (b) signing a proxy card bearing a later date than the proxy being revoked and submitting it to our Corporate Secretary prior to the Special Meeting; (c) voting again by phone or over the Internet; or (d) voting in person at the Special Meeting.

If your shares are held in street name through a broker, bank, or other nominee, you must contact the record holder of your shares to determine how to revoke your proxy.

What vote is required to approve the amendment to the Certificate of Incorporation?

A majority of the outstanding shares of our Common Stock entitled to vote must vote “FOR” the amendment to the Certificate of Incorporation in order for the amendment to be approved at the Special Meeting. In voting on the proposal, you may vote “FOR” or “AGAINST” the amendment or “ABSTAIN” from voting. If you “ABSTAIN” from voting on the proposal, your vote will have the same effect as a vote “AGAINST” the proposal.

What if I do not mark a voting choice for some of the matters listed on my proxy card?

If you return a signed proxy card without indicating your vote, your shares will be voted in accordance with the Board of Directors’ recommendation for each proposal with respect to which a voting choice is not indicated.

Could other matters be decided at the Special Meeting?

No. Our Amended and Restated Bylaws provide that only business within the purpose described in the Company’s meeting notice shall be conducted at a special meeting of stockholders.

What happens if the Special Meeting is postponed or adjourned?

If the Special Meeting is postponed or adjourned, your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

How does the Board of Directors recommend I vote on the proposals?

The Board of Directors recommends that you vote FOR the approval of the amendment to the Certificate of Incorporation.

What do I need for admission to the Special Meeting?

Attendance at the Special Meeting or any adjournment or postponement thereof will be limited to record and beneficial stockholders as of the record date, individuals holding a valid proxy from a record holder, and other persons authorized by the Company. If you are a stockholder of record, your name will be verified against the list of stockholders of record prior to your admittance to the Special Meeting or any adjournment or postponement thereof. You should be prepared to present photo identification for admission. If you hold your shares in street name, you will need to provide proof of beneficial ownership on the record date, such as a brokerage account statement showing that you owned our stock as of the record date, a copy of a voting instruction form provided by your broker, bank or other nominee, or other similar evidence of ownership as of the record date, as well as your photo identification, for admission. If you do not provide photo identification or comply with the other procedures described above upon request, you will not be admitted to the Special Meeting or any adjournment or postponement thereof. For security reasons, you and your bags will be subject to search prior to your admittance to the Special Meeting.

PROPOSAL: APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AT A RATIO OF ONE-FOR-THREE

Introduction

Our Board of Directors has unanimously adopted a resolution declaring advisable, and recommending to our stockholders for their approval, an amendment to our Amended and Restated Certificate of Incorporation authorizing a reverse stock split of the issued and outstanding shares of our Common Stock at a ratio of one (1) share for every three (3) shares outstanding (the “Reverse Stock Split”), and granting the Board the discretion to file a Certificate of Amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware effecting the Reverse Stock Split or to abandon the Reverse Stock Split. The form of the proposed Certificate of Amendment is attached to this Proxy Statement as Annex A (the “Charter Amendment”).

The Charter Amendment will implement the Reverse Stock Split by reducing the number of outstanding shares of Common Stock to approximately one-third of the number immediately prior to the effectiveness of the Reverse Stock Split, but will not change the par value of the Common Stock or the number of authorized shares of our capital stock. If implemented, the number of shares of our Common Stock owned by each stockholder will be reduced by the same proportion as the reduction in the total number of shares of our Common Stock outstanding, so that the percentage of our outstanding Common Stock owned by each stockholder will remain approximately the same, except to the extent of adjustments resulting from the payment of cash in lieu of fractional shares. To avoid the existence of fractional shares of our Common Stock, stockholders who would otherwise hold fractional shares as a result of the Reverse Stock Split will be entitled to receive a cash payment as described below under “Fractional Shares.”

The Board reserves the right to abandon the Reverse Stock Split without further action by our stockholders at any time before the effectiveness of the Charter Amendment, even if the Charter Amendment has been approved by our stockholders, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders. By voting in favor of approval of the Charter Amendment, you are expressly also authorizing the Board to determine not to proceed with, and abandon, the Reverse Stock Split if it should so decide.

Purpose of the Reverse Stock Split

Our Common Stock is listed on The Nasdaq Stock Market (“NASDAQ”). In order for our Common Stock to continue trading on NASDAQ, the Company must comply with various listing standards, including that the Company maintain a minimum bid price of $1.00 during a consecutive 30 trading-day period as required by NASDAQ Listing Rule 5450(a)(1) (the “Bid Price Rule”). On September 10, 2015, the Company received a letter from NASDAQ notifying it of its failure to comply with the Bid Price Rule. The letter stated that the Company had until March 8, 2016 to demonstrate compliance by maintaining a minimum closing bid price of at least $1.00 for a minimum of 10 consecutive trading days. In February 2016, the Company notified NASDAQ of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split and requested permission to remain listed on the Nasdaq Capital Market while it pursued that course of action. On March 9, 2016, pursuant to NASDAQ Listing Rule 5810(c)(3)(A)(ii), NASDAQ granted the Company an additional 180 days, or until September 6, 2016, to regain compliance with the Bid Price Rule. The Board has approved the proposed Charter Amendment and recommends that stockholders approve such amendment for the purpose of increasing the price of our Common Stock in order to regain compliance with this listing requirement.

Many brokerage houses and institutional investors have internal policies and practices that prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the Reverse Stock Split will make our Common Stock a more attractive and cost-effective investment for many investors, which may enhance the liquidity of our Common Stock for our holders.

Reducing the number of outstanding shares of our Common Stock through the Charter Amendment is intended, absent other factors, to increase the per share market price of our Common Stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, even if a Reverse Stock Split is effected, it may not result in the intended benefits described above, including compliance with the Bid Price Rule, and the market price of our Common Stock may not increase following the Reverse Stock Split or even if it does, the market price of our Common Stock may decrease in the future. Additionally, the market price per share of our Common Stock after the Reverse Stock Split may not increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Finally, we believe that a Reverse Stock Split will provide the Company and its stockholders with other benefits. Currently, the fees we pay to list our shares on NASDAQ are based on the number of shares we have outstanding. Also, the fees we pay for custody and clearing services, the fees we pay to the SEC to register securities for issuance and the costs of our proxy solicitations are frequently based on or related to the number of shares being held, cleared or registered, as applicable. Reducing the number of shares that are outstanding may reduce the amount of fees and taxes that we pay to these organizations and agencies, as well as other organizations and agencies that levy charges based on the number of shares rather than the value of the shares.

Effect on Holders of Outstanding Common Stock

The Reverse Stock Split will affect all holders of our Common Stock uniformly and will not affect any stockholder’s percentage ownership or voting interest in the Company, except to the extent the Reverse Stock Split would result in stockholders receiving cash in lieu of fractional shares as described below under “Fractional Shares.” The principal effects of the Reverse Stock Split will be that:

•	Every three (3) shares of our outstanding Common Stock will be combined into one (1) share of our Common Stock;

•	Stockholders who would otherwise hold fractional shares because the number of shares they hold before the Reverse Stock Split is not evenly divisible by three (3) will be entitled to receive cash in lieu of such fractional shares; and

•	Proportionate adjustments will be made to: (i) the aggregate number of shares of Common Stock available for equity-based awards to be granted in the future under our 2015 Omnibus Equity Incentive Plan; (ii) the number of shares that would be owned upon vesting of restricted stock awards and stock options which are outstanding under our 2015 Omnibus Equity Incentive Plan and 2005 Stock Option Plan, and the exercise price of any outstanding stock options, and (iii) the number of shares of Common Stock available for purchase under our Preferred Shares Rights Agreement, dated October 16, 2015, between us and Computershare Trust Company, N.A., as rights agent.

As of June 30, 2016, we had a total of 46,968,000 shares of our Common Stock issued and outstanding. The Reverse Stock Split would reduce the number of shares of Common Stock outstanding to approximately 15,656,000 shares, a 67 percent decrease. We have a total of 100,000,000 authorized shares of Common Stock. The number of shares of Common Stock that would remain authorized but unissued following the Reverse Stock Split would increase from 53,032,000 shares to 84,344,000 shares.

We do not believe that the Reverse Stock Split is reasonably likely to have, nor would it have the purpose of producing, a going private effect within the meaning of Rule 13e-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), because, as of the Record Date, there were fewer than 300 record holders of our Common Stock, and our Board’s primary purpose in implementing the Reverse Stock Split is for our Common Stock to remain listed on NASDAQ.

After the effectiveness of the Reverse Stock Split (the “Effective Time”), our Common Stock will have a new CUSIP number, which is used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for certificates with the new CUSIP number by following the procedures described below. After the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act, and we anticipate that our Common Stock will continue to be listed on the NASDAQ Capital Market under the symbol “SMSI”, subject to our compliance with the Bid Price Rule and other NASDAQ listing requirements following the Reverse Stock Split.

Beneficial Holders of Common Stock (i.e. stockholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split and making payment for fractional shares. Stockholders who hold shares of our Common Stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e. stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form with the transfer agent, they will be sent a transmittal letter by the transfer agent after the Effective Time and will need to return a properly completed and duly executed transmittal letter in order to receive any cash payment in lieu of fractional shares or any other distributions, if any, that may be declared and payable to holders of record following the Reverse Stock Split.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our Common Stock in certificated form will be sent a transmittal letter by our transfer agent after the Effective Time. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our pre-Reverse Stock Split Common Stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split Common Stock (the “New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of whole shares of Common Stock that they are entitled to as a result of the Reverse Stock Split, subject to the treatment of fractional shares described below. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split Common Stock to which these stockholders are entitled, subject to the treatment of fractional shares. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

Stockholders should not destroy any stock certificate(s) and should not submit any stock certificate(s) until requested to do so.

Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split or certificates representing fractional shares. Stockholders who would otherwise hold fractional shares because the number of shares of Common Stock they hold before the Reverse Stock Split is not evenly divisible by the split ratio (one-for-three) will be entitled to receive a cash payment (without interest) equal to the fraction of a share of Common Stock to which such holder would otherwise be entitled multiplied by the closing price per share of the Common Stock on the NASDAQ Capital Market on the first trading day that commences after the Reverse Stock Split is effective on the NASDAQ Capital Market. The cash payment is subject to applicable U.S. federal and state income tax and state abandoned property laws. Stockholders will not be entitled to receive interest for the period of time between the Effective Time and the date payment is received.

Accounting Matters

The Reverse Stock Split will not change the par value of our Common Stock, which will remain at $0.001. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to our Common Stock will be reduced to one-third of its existing amount (in proportion to the Reverse Stock Split ratio) and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will also be increased because there will be fewer shares outstanding.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain U.S. federal income tax consequences of the Reverse Stock Split to holders of our Common Stock. This summary does not address all of the U.S. federal income tax consequences that may be relevant to any particular holder of our Common Stock, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, partnerships (or other entities classified as partnerships for U.S. federal income tax purposes) and investors therein, “U.S. holders” (as defined below) whose functional currency is not the U.S. dollar, U.S. expatriates, persons subject to the alternative minimum tax, persons who acquired our Common Stock through the exercise of employee stock options or otherwise as compensation, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our Common Stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for U.S. federal income tax purposes, or (iii) persons that do not hold our Common Stock as “capital assets” (generally, property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split. This summary does not address the Medicare tax on net investment income or the effects of any state, local or foreign tax laws.

Each holder of our Common Stock should consult its own tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences of the Reverse Stock Split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

U.S. Holders. The discussion in this section is addressed to “U.S. holders.” A “U.S. holder” is a beneficial owner of our Common Stock that is a citizen or individual resident of the United States, a corporation (or other entity classified as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock. The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, except as described below with respect to cash in lieu of fractional shares, no gain or loss will be recognized upon the Reverse Stock Split. Accordingly, the aggregate tax basis in the Common Stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis in the Common Stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share), and the holding period for the Common Stock received should include the holding period for the Common Stock surrendered. A U.S. holder who receives cash in lieu of a fractional share of our Common Stock pursuant to the Reverse Stock Split should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s tax basis in the shares of our Common Stock surrendered that is allocated to the fractional share of our Common Stock. The capital gain or loss should be long term capital gain or loss if the U.S. holder’s holding period for our Common Stock surrendered exceeded one year at the Effective Time. The deductibility of net capital losses by individuals and corporations is subject to limitations.

U.S. Information Reporting and Backup Withholding. Information returns generally will be required to be filed with the Internal Revenue Service (“IRS”) with respect to the receipt of cash in lieu of a fractional share of our Common Stock pursuant to the Reverse Stock Split, unless a U.S. holder is an exempt recipient. In addition, U.S. holders may be subject to a backup withholding tax (at the current applicable rate of 28%) on the payment of this cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Non-U.S. Holders. The discussion in this section is addressed to “non-U.S. holders.” A non-U.S. holder is a beneficial owner of our Common Stock that is neither a U.S. holder nor a partnership (or other entity classified as a partnership for U.S. federal income tax purposes). Generally, non-U.S. holders will not recognize any gain or loss upon the Reverse Stock Split. In particular, except as described in the next paragraph, gain will not be recognized with respect to cash received in lieu of a fractional share unless (a) the gain is effectively connected with the conduct of a trade or business in the United States (and, if certain income tax treaties apply, is attributable to a non-U.S. holder’s permanent establishment in the United States) or (b) with respect to non-U.S. holders who are individuals, the non-U.S. holder is present in the United States for 183 days or more in the taxable year of the Charter Amendment and certain other conditions are met.

A non-U.S. holder may be subject to U.S. federal income tax and/or withholding tax under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) with respect to the cash received in lieu of a fractional share of our Common Stock if it owned (or is deemed to have owned) more than 5% of our Common Stock at some point during the shorter of the five years preceding the Effective Time and the holder’s holding period in the Common Stock (a “significant holder”). This summary does not address the FIRPTA treatment of significant holders. Significant holders should consult their own tax advisors about how the FIRPTA rules would apply to them.

U.S. Information Reporting and Backup Withholding Tax. In general, backup withholding and information reporting will not apply to payment of cash in lieu of a fractional share of our Common Stock to a non-U.S. holder pursuant to the Reverse Stock Split if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder and the applicable withholding agent does not have actual knowledge or reason to know to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS.

No Appraisal Rights

Under Delaware law, holders of our Common Stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Charter Amendment.

Interests of Certain Persons in the Proposal

Certain of our officers and directors have an interest in the proposal as a result of their ownership of shares of our Common Stock. However, we do not believe that our officers or directors have interests in the proposal that are different from or greater than those of any of our other stockholders.

If the Proposal is Not Approved

If the proposal is not approved, we may be unable to maintain the listing of our Common Stock on NASDAQ, which could adversely affect the liquidity and marketability of our Common Stock.

Required Vote

The affirmative vote of holders of a majority of the outstanding shares of our Common Stock is required to approve and adopt the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information known to us as of May 31, 2016 (except where another date is noted below) with respect to beneficial ownership of our Common Stock by (i) each person (or group of affiliated persons) who is known by us to own beneficially more than five percent (5%) of our outstanding Common Stock, (ii) each director of the Company, (iii) each named executive officer of the Company, and (iv) all current directors and executive officers as a group, together with the approximate percentages of outstanding Common Stock owned by each of them. The following table is based upon information supplied by directors, executive officers, and principal stockholders. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Unless otherwise indicated the address of each beneficial owner is c/o Smith Micro Software, Inc., 51 Columbia, Aliso Viejo, CA 92656. The percentage of beneficial ownership is based on 46,968,272 shares of our Common Stock outstanding as of May 31, 2016.

	Shares Beneficially Owned
Name or Group of Beneficial Owners	Number	Percent
Named Executive Officers and Directors:
William W. Smith, Jr. (1)	3,893,934	8.26%
Andrew Arno (2)	135,000	*
Thomas G. Campbell (2)	48,000	*
Steven L. Elfman	40,000	*
Samuel Gulko (3)	147,000	*
Gregory J. Szabo (2)	156,000	*
Rick Carpenter	660,044	1.41%
Carla Fitzgerald	560,056	1.19%
David P. Sperling (4)	796,726	1.69%
Steven M. Yasbek	468,963	1.00%
All Executives officers and directors as a group (10 persons) (5)	6,905,723	14.58%
5% Stockholders
Unterberg Capital, LLC (6)	4,386,720	9.34%

*	Represents less than 1%.
(1)	Includes 1,817,115 shares held in the name of The William W. Smith, Jr. Revocable Trust, of which Mr. Smith is the trustee, and 200,000 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days after May 31, 2016.
(2)	Includes 15,000 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days after May 31, 2016.
(3)	Includes 45,000 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days after May 31, 2016.
(4)	Includes 100,000 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days after May 31, 2016.
(5)	Includes 390,000 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days after May 31, 2016.
(6)	Based solely on a Schedule 13G filed by Unterberg Capital, LLC on January 14, 2016 reflecting ownership as of December 31, 2015, reporting shared voting and dispositive power over the shares held by Unterberg Capital, LLC, Unterberg Koller Capital Fund LP, Thomas I Unterberg and Ross A. Koller. The address for Unterberg Capital, LLC is 445 Park Ave, Room 901, New York 10022.

GENERAL INFORMATION

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2017 ANNUAL MEETING

Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the Securities and Exchange Commission and our Bylaws. Stockholder proposals that are intended to be presented at our 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”) and included in the proxy solicitation materials related to that meeting must be received by us no later than December 26, 2016, which is 120 calendar days prior to the anniversary date of the mailing of our Proxy Statement for our 2016 Annual Meeting of Stockholders. Stockholders are also advised to review our Bylaws which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals and director nominations. Under our Bylaws, the deadline for submitting a stockholder proposal is not less than 30 days and not more than 60 days prior to the date of the Annual Meeting, but if less than 40 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, then the deadline for submitting a stockholder proposal is the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Under our Bylaws, the deadline for submitting a nomination for a director is not less than 60 days prior to the date of the Annual Meeting. Stockholder proposals and nominations must be in writing and should be addressed to the Corporate Secretary at our principal executive offices located at 51 Columbia, Aliso Viejo, California 92656.

In addition, the proxy solicited by the Board of Directors for the 2017 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless we receive notice of such proposal no later than March 11, 2017, which is 45 calendar days prior to the anniversary date of the mailing of our Proxy Statement for our 2016 Annual Meeting of Stockholders. It is recommended that stockholders submitting proposals direct them to our Corporate Secretary and utilize certified mail, return receipt requested in order to provide proof of timely receipt. The Chairman of the Annual Meeting reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our Bylaws and conditions established by the Securities and Exchange Commission.

OTHER MATTERS

Our Amended and Restated Bylaws provide that only business within the purpose described in the Company’s meeting notice shall be conducted at a special meeting of stockholders.

Proxies are solicited to give all stockholders an opportunity to vote on matters properly presented at the Special Meeting. We will pay the entire cost of the solicitation. We will reimburse brokers, nominees, fiduciaries and other custodians for reasonable expenses incurred by them for sending proxy materials to beneficial owners of our Common Stock. Further, proxies may be solicited in person, or by telephone, facsimile transmission or other means of electronic communication, by our directors, officers or other employees, but such persons will not receive any special compensation for such services.

ANNUAL REPORTS

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 is available on our website at www.smithmicro.com . In addition, we will provide a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 without charge to any stockholder making written request to Smith Micro Software, Inc., 51 Columbia, Aliso Viejo, California 92656, Attention: Corporate Secretary.

By Order of the Board of Directors,

Steven M. Yasbek

Corporate Secretary

Aliso Viejo, California

July 15, 2016

Annex A

CERTIFICATE OF AMENDMENT TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

SMITH MICRO SOFTWARE, INC.

Smith Micro Software, Inc. (hereinafter called the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “ DGCL ”), does hereby certify that:

FIRST: This Certificate of Amendment amends the provisions of the Company’s Amended and Restated Certificate of Incorporation.

SECOND: The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Section 242 of the DGCL.

THIRD: Article IV of the Corporation’s Amended and Restated Certificate of Incorporation is hereby amended by adding the following paragraph immediately following “Section A” of such article:

“Upon the filing and effectiveness (the “Effective Time”) of this Certificate of Amendment pursuant to the General Corporation Law of the State of Delaware, each three (3) shares of the corporation’s Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be reclassified and combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, subject to the treatment of fractional share interests described below (the “Reverse Stock Split”). No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split and, in lieu thereof, upon surrender after the Effective Time of a certificate which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split shall be entitled to receive a cash payment (without interest) equal to the fraction of a share of Common Stock to which such holder would otherwise be entitled multiplied by the closing price per share of the Common Stock on the NASDAQ Capital Market on the first trading day that commences after the Reverse Stock Split is effective on the NASDAQ Capital Market. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (an “Old Certificate”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.”

IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed on this      day of             , 2016.

SMITH MICRO SOFTWARE, INC.

By:

Name:
Title:

A-1

SMITHMICRO
SOFTWARE
IMPORTANT SPECIAL MEETING INFORMATION
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X
Special Meeting Proxy Card
PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A Proposal — The Board of Directors recommends a vote FOR the following listed proposal.
For Against Abstain
1. Approval of an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split.
+
Note:
Other Business. In accordance with the discretion of the proxy holders, the proxy holders are authorized to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting or any adjournment or postponement thereof.
B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.
1 U P X 2 8 4 0 0 6 2
+
02EBHB

Important notice regarding the availability of proxy materials for the Special stockholder meeting to be held on August 15, 2016:
The Proxy Statement and Annual Report are available at:
http://www.edocumentview.com/SMSI
PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
SMITHMICRO
SOFTWARE
Proxy — Smith Micro Software, Inc.
Special Meeting of Stockholders - August 15, 2016
This Proxy is Solicited on Behalf of the Board of Directors of Smith Micro Software, Inc.
The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Special Meeting of Stockholders to be held on August 15, 2016 and the related Proxy Statement, and appoints William W. Smith, Jr. and Steven M. Yasbek, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Smith Micro Software, Inc. (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Special Meeting of Stockholders of the Company to be held at the offices of Smith Micro Software, Inc., located at 51 Columbia, Aliso Viejo, CA 92656, on Monday, August 15, 2016, at 10:00 a.m. Pacific Time (the “Special Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on this proxy card.